EXHIBIT 99.1

Varonis Announces First Quarter 2026 Financial Results

SaaS ARR, excluding conversions increased 29% year-over-year
Total SaaS ARR was $683.2 million, up 69% year-over-year
Launched Varonis Atlas, powered by the acquisition of AllTrue.ai

MIAMI, April 28, 2026 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), the data and AI security leader, today announced financial results for the first quarter ended March 31, 2026.

Yaki Faitelson, Varonis CEO, said, “Our Q1 results reflect strong execution across our business, and SaaS ARR, excluding conversions increased 29%. AI is forcing companies to prioritize data and AI security, and Varonis is uniquely positioned to help customers put the right guardrails in place so they can achieve automated outcomes and safely deploy AI with minimal effort. We believe we are well-positioned to capitalize on the favorable tailwinds in our business and this significant AI market opportunity.”

Guy Melamed, Varonis CFO & COO, added, “We are excited by the healthy demand we saw in Q1 from both accelerating new logos and expansion with existing customers. Our Q1 results coupled with the underlying drivers of our business give us the confidence to raise our full-year guidance for total SaaS ARR growth to 27% to 32%. In addition, we increased our guidance for SaaS ARR growth excluding conversions to 20% to 21% and we believe we can sustain this level of growth as a fully SaaS company.”

Financial Summary for the First Quarter Ended March 31, 2026

  Total revenues were $173.1 million, compared with $136.4 million in the first quarter of 2025.
  SaaS revenues were $161.1 million, compared with $88.6 million in the first quarter of 2025.
  Term license subscription revenues were $6.9 million, compared with $31.5 million in the first quarter of 2025, with the vast majority of the decline driven by customers converting to our SaaS platform.
  Maintenance and services revenues were $5.2 million, compared with $16.4 million in the first quarter of 2025, with the vast majority of the decline driven by customers converting to our SaaS platform.
  GAAP operating loss was ($44.5) million, compared to GAAP operating loss of ($43.8) million in the first quarter of 2025.
  Non-GAAP operating loss was ($1.4) million, compared to non-GAAP operating loss of ($6.5) million in the first quarter of 2025.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three months ended March 31, 2026 and 2025. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  SaaS ARR, was $683.2 million as of the end of the first quarter, up 69% year-over-year or up 29% year-over-year, excluding conversions.
  As of March 31, 2026, the Company had $899.5 million in cash and cash equivalents, short-term deposits and short-term and long-term marketable securities.
  During the three months ended March 31, 2026, the Company generated $55.0 million of cash from operations, compared to $68.0 million generated in the prior year period.
  During the three months ended March 31, 2026, the Company generated $49.0 million of free cash flow, compared to $65.3 million generated in the prior year period.
  During the three months ended March 31, 2026, the Company generated $61.6 million of adjusted free cash flow, compared to $67.0 million generated in the prior year period.
  During the three months ended March, 31, 2026, the Company repurchased 5,355,445 shares at an average purchase price of $24.67 for a net total of $132.1 million.
  Launched Varonis Atlas, powered by the acquisition of AllTrue.ai, that provides organizations with end-to-end visibility, security and control over all AI systems in their environment.

An explanation of SaaS ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow and non-GAAP adjusted free cash flow. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the second quarter of 2026, the Company expects:

  SaaS ARR year-over-year growth of 24% to 25%, excluding conversions.
  Revenues of $175.0 million to $178.0 million, or year-over-year growth of 15% to 17%.
  Non-GAAP operating loss of ($1.0) million to breakeven.
  Non-GAAP net income per diluted share in the range of $0.00 to $0.01, based on 131.1 million diluted shares outstanding.

For full year 2026, the Company now expects:

  SaaS ARR of $814.0 million to $845.0 million, or year-over-year growth of 27% to 32%.
  SaaS ARR year-over-year growth of 20% to 21%, excluding conversions.
  Free cash flow of $100.0 million to $105.0 million.
  Revenues of $731.0 million to $737.0 million, or year-over-year growth of 17% to 18%.
  Non-GAAP operating income of $7.0 to $9.0 million.
  Non-GAAP net income per diluted share in the range of $0.11 to $0.12, based on 132.1 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Tuesday, April 28, 2026, at 4:30 p.m. Eastern Time, to discuss the Company's first quarter 2026 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13759886. A replay of this conference call will be available through May 12, 2026 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13759886. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842, (v) amortization of debt issuance costs and (vi) acquisition-related taxes.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period;
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020 and 2024, are a non-cash item; and
  Acquisition-related taxes are unrelated to current operations and neither are comparable to the prior period nor predictive of future results.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. Adjusted free cash flow is calculated as free cash flow excluding cash paid for acquisition-related costs. We believe that free cash flow and adjusted free cash flow are useful indicators of liquidity that provide information to management and investors about the amount of cash provided by or used in our operations that, after adjusting for the investments in property and equipment, capitalized internal-use software and acquisition-related costs, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future and acquisition-related taxes may be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the convertible senior notes in 2029.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our historical non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss), non-GAAP net income (loss), and free cash flow referred to in our “Financial Outlook” is not provided because we do not guide on their most directly comparable GAAP financial measures. As these are forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, uncertainty and difficulty of estimating certain items such as stock-based compensation and currency fluctuations, which have an impact on our consolidated results. The actual amounts of such reconciling items will have a significant impact on the Company’s most directly comparable GAAP financial measures. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

SaaS ARR is a key performance indicator defined as the annualized value of active SaaS contracts in effect at the end of that period. Similarly, SaaS ARR excluding conversions is the annualized value of active SaaS contracts excluding the impact of conversions. The contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of such contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. SaaS ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transactions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) secures AI and the data that powers it. The Varonis platform gives organizations automated visibility and control over their critical data wherever it lives and ensures safe and trustworthy AI from code to runtime. Backed by 24x7x365 managed detection and response, Varonis gives thousands of organizations worldwide the confidence to adopt AI, reduce data exposure, and stop AI-powered threats.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended March 31,
	2026	2025
	Unaudited
Revenues:
SaaS	$161,065	$88,560
Term license subscriptions	6,896	31,488
Maintenance and services	5,165	16,375
Total revenues	173,126	136,423

Cost of revenues	41,570	29,018

Gross profit	131,556	107,405

Operating expenses:
Research and development	69,761	54,210
Sales and marketing	80,336	72,763
General and administrative	25,940	24,198
Total operating expenses	176,037	151,171

Operating loss	(44,481)	(43,766)
Financial income, net	4,446	11,951

Loss before income taxes	(40,035)	(31,815)
Benefit (provision) for income taxes	3,181	(3,968)

Net loss	$(36,854)	$(35,783)

Net loss per share of common stock, basic and diluted	$(0.32)	$(0.32)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	115,788,061	112,651,178

Stock-based compensation expense for the three months ended March 31, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
	Unaudited
Cost of revenues	$1,439	$1,504
Research and development	12,726	10,576
Sales and marketing	9,855	10,476
General and administrative	9,719	9,699
	$33,739	$32,255

Payroll tax expense related to stock-based compensation for the three months ended March 31, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
	Unaudited
Cost of revenues	$258	$490
Research and development	145	237
Sales and marketing	1,016	1,917
General and administrative	484	423
	$1,903	$3,067

Amortization of acquired intangibles and acquisition-related expenses for the three months ended March 31, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
	Unaudited
Cost of revenues	$1,675	$26
Research and development	4,574	1,357
Sales and marketing	136	—
General and administrative	1,076	603
	$7,461	$1,986

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	March 31, 2026	December 31, 2025
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$179,339	$202,482
Marketable securities	568,190	681,225
Short-term deposits	38,380	37,259
Accounts receivable, net	156,617	242,822
Prepaid expenses and other short-term assets	138,511	134,767
Total current assets	1,081,037	1,298,555
Long-term assets:
Long-term marketable securities	113,614	187,202
Operating lease right-of-use assets	57,008	57,677
Property and equipment, net	39,566	36,032
Intangible assets, net	56,596	16,687
Goodwill	216,801	135,276
Other assets	69,955	60,183
Total long-term assets	553,540	493,057
Total assets	$1,634,577	$1,791,612

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$10,762	$5,735
Accrued expenses and other short-term liabilities	211,469	225,411
Deferred revenues	416,383	427,811
Total current liabilities	638,614	658,957
Long-term liabilities:
Convertible senior notes, net	452,769	452,259
Operating lease liabilities	58,431	59,749
Deferred revenues	23,067	14,406
Other liabilities	8,183	7,585
Total long-term liabilities	542,450	533,999

Stockholders’ equity:
Share capital
Common stock	115	118
Accumulated other comprehensive income	20,529	23,132
Additional paid-in capital	1,339,202	1,444,885
Accumulated deficit	(906,333)	(869,479)
Total stockholders’ equity	453,513	598,656
Total liabilities and stockholders’ equity	$1,634,577	$1,791,612

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended March 31,
	2026	2025
	Unaudited
Cash flows from operating activities:
Net loss	$(36,854)	$(35,783)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,354	2,419
Stock-based compensation	33,739	32,255
Amortization of deferred commissions	15,971	11,353
Non-cash operating lease costs	2,482	2,476
Amortization of debt issuance costs	510	887
Amortization of premium and accretion of discount on marketable securities, net	882	99
Deferred income taxes, net	(9,134)	—
Remeasurement of options to repurchase common stock	2,091	—

Changes in assets and liabilities:
Accounts receivable	86,206	65,129
Prepaid expenses and other short-term assets	(2,547)	11,077
Deferred commissions	(19,748)	(13,603)
Other long-term assets	(11,253)	12
Trade payables	5,026	1,961
Accrued expenses and other short-term liabilities	(14,081)	(16,728)
Deferred revenues	(2,785)	5,988
Other long-term liabilities	183	458
Net cash provided by operating activities	55,042	68,000

Cash flows from investing activities:
Proceeds from maturities of marketable securities	93,840	56,000
Proceeds from sales of marketable securities	90,250	—
Investment in marketable securities	—	(57,654)
Proceeds from short-term and long-term deposits	62,570	34,174
Investment in short-term and long-term deposits	(63,691)	(36,289)
Acquisitions, net of cash acquired	(113,619)	(18,584)
Purchases of property and equipment	(4,971)	(2,339)
Capitalized internal-use software	(1,048)	(325)
Net cash provided by (used in) investing activities	63,331	(25,017)

Cash flows from financing activities:
Repurchase of common stock	(135,000)	(61,264)
Proceeds from options to repurchase common stock	2,900	—
Proceeds from employee stock plans	7,970	7,163
Taxes paid related to net share settlement of equity awards	(17,386)	(21,360)
Net cash used in financing activities	(141,516)	(75,461)
Decrease in cash and cash equivalents	(23,143)	(32,478)
Cash and cash equivalents at beginning of period	202,482	185,585
Cash and cash equivalents at end of period	$179,339	$153,107

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended March 31,
	2026	2025
	Unaudited
Reconciliation to non-GAAP operating loss:

GAAP operating loss	$(44,481)	$(43,766)

Add back:
Stock-based compensation expense	33,739	32,255
Payroll tax expenses related to stock-based compensation	1,903	3,067
Amortization of acquired intangible assets and acquisition-related expenses	7,461	1,986
Non-GAAP operating loss	$(1,378)	$(6,458)

Reconciliation to non-GAAP net income:

GAAP net loss	$(36,854)	$(35,783)

Add back:
Stock-based compensation expense	33,739	32,255
Payroll tax expenses related to stock-based compensation	1,903	3,067
Amortization of acquired intangible assets and acquisition-related expenses	7,461	1,986
Foreign exchange rate differences, net	780	(2,135)
Amortization of debt issuance costs	510	887
Acquisition-related taxes	—	391
Non-GAAP net income	$7,539	$668

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	115,788,061	112,651,178
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	115,788,061	112,651,178
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	132,842,868	136,738,899

GAAP net loss per share of common stock - basic and diluted	$(0.32)	$(0.32)
Non-GAAP net income per share of common stock - basic	$0.07	$0.01
Non-GAAP net income per share of common stock - diluted	$0.06	$—

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands)

	Three Months Ended March 31,
	2026	2025
	Unaudited
Reconciliation to non-GAAP free and adjusted free cash flow:
Net cash provided by operating activities	$55,042	$68,000
Purchases of property and equipment	(4,971)	(2,339)
Capitalized internal-use software	(1,048)	(325)
Free cash flow	$49,023	$65,336
Cash paid for acquisition-related costs	$12,555	$1,651
Adjusted free cash flow	$61,578	$66,987